                                                                     Exhibit 1.1


                                HAWK CORPORATION


                            Dealer Manager Agreement

August __, 2002


Banc of America Securities LLC
Bank of America Corporate Center
100 North Tryon Street, Seventh Floor
Charlotte, NC 28255

Ladies and Gentlemen:

     Hawk Corporation, a Delaware corporation (the "COMPANY"), plans to make an offer to exchange its __% Senior Notes due 20__ (the "NEW NOTES") for its outstanding 10.25% Senior Notes due 2003 (the "OLD NOTES"), and engage in a related solicitation of consents from holders of Old Notes to proposed amendments (the "PROPOSED AMENDMENTS") to the Indenture among Hawk Corporation, the Guarantors (as defined below) and HSBC Bank USA (the "NEW TRUSTEE"), successor to Bank One Trust Company, NA, as trustee, dated as of November 27, 1996, under which the Old Notes were issued (the "OLD INDENTURE") (such offer and solicitation of consents, as they may be amended or supplemented from time to time, the "EXCHANGE OFFER," and such consents received from holders of Old Notes, the "CONSENTS"). The New Notes will be guaranteed by Allegheny Clearfield, Inc., Friction Products Co., Hawk MIM, Inc., Hawk Motors, Inc., Hawk Precision Components, Group, Inc., Helsel, Inc., Logan Metal Stampings, Inc., Net Shape Technologies LLC, Quarter Master Industries, Inc., S.K. Wellman Holdings, Inc., S.K. Wellman Corp., Sinterloy Corporation and Tex Racing Enterprises, Inc., each a wholly-owned direct or indirect subsidiary of the Company, and any other wholly-owned direct or indirect subsidiary of the Company that guarantees the Old Notes (the "GUARANTORS"). The New Notes are to be issued under an indenture among the Company (as issuer), the Guarantors (as guarantors) and the New Trustee (as trustee) (the "NEW INDENTURE"). The Company will exchange $________ principal amount of New Notes of which $_________ in principal amount constitutes a Consent payment that will only be made for Consents received prior to [INSERT CONSENT PAYMENT DEADLINE] for each $1,000 principal amount of Old Notes tendered in the Exchange Offer and amend the Old Indenture, on the terms and conditions set forth in the Exchange Offer Materials (as defined in Section 2).


     1. ENGAGEMENT. The Company hereby engages Banc of America Securities LLC as its exclusive dealer manager and solicitation agent (the "DEALER MANAGER"), authorizes the Dealer Manager to act as such in connection with the Exchange Offer and agrees that the Dealer Manager shall act as an independent contractor with duties solely to the Company. The Dealer Manager agrees, in accordance with its customary practice, to perform those services in connection with the Exchange Offer as are customarily performed by investment banking concerns in connection with exchange offers and consent solicitations of like nature, including but not limited to, advising the Company with respect to the terms and structure of the Exchange Offer, assisting with obtaining ratings from the ratings agencies, identifying and contacting the present holders of the Old Notes, assisting in negotiating the terms of the Exchange Offer and assisting with the preparation of the necessary documents.

        The Company acknowledges that the Dealer Manager is a securities firm that is engaged in securities trading and brokerage activities as well as in providing investment banking and financial advisory services. In the ordinary course of trading and brokerage activities, the Dealer Manager and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in debt or equity securities of the Company and its affiliates or other entities that may be involved in the transactions contemplated hereby.

     2. SOLICITATION MATERIAL; WITHDRAWAL. (a) The Company agrees to furnish the Dealer Manager, at the Company's expense, with as many copies as the Dealer Manager may reasonably request of the exchange offer and consent solicitation materials, including all exhibits thereto and any documents incorporated by reference therein, including but not limited to: (a) the Registration Statement (as defined in Section 5(a) hereof); (b) the Prospectus (as defined in Section 5(a) hereof); (c) the form of Letter of Transmittal and Consent (the "LETTER OF TRANSMITTAL") to be used by holders to tender Old Notes and grant Consents pursuant to the Exchange Offer; (d) the form of letter, dated the date hereof, from the Dealer Manger to brokers, securities dealers, commercial banks, trust companies and nominees; (e) the form of press release, dated the date hereof, relating to the Exchange Offer; (f) the form of letter, dated the date hereof, to holders of Old Notes relating to the Exchange Offer; (g) any other documents or materials permitted to be used by the Company or authorized by the Company for use in connection with the Exchange Offer (including press releases, advertisements and other communications, whether prior to or after the execution of this Agreement); and (h) any amendments or supplements thereto and any other documents or materials whatsoever relating to the Exchange Offer or to be used by the Company in connection with the Exchange Offer (as amended or supplemented from time to time, including all exhibits thereto and any documents incorporated by reference therein being referred to collectively as the "EXCHANGE OFFER MATERIAL"). The Company agrees that, within a reasonable time prior to using any Exchange Offer Material, it will submit copies of such material to the Dealer Manager and its counsel and will not use or publish any such material to which the Dealer Manager or its counsel reasonably objects.

        (b) In the event that (i) the Company uses or permits the use of any Exchange Offer Material (a) which has not been submitted to the Dealer Manager for its comments or (b) which has been so submitted and with respect to which the Dealer Manager has made reasonable comments, but which comments have not resulted in a response reasonably satisfactory to the Dealer Manager and its counsel to reflect their comments, (ii) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein or (iii) the Exchange Offer is terminated or withdrawn for any reason, (iv) any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to the Exchange Offer, or (v) any proceeding, litigation or investigation has been initiated that is reasonably likely to have a material adverse effect on the Company's ability to carry out the Exchange Offer, the exchange of the New Notes for the Old Notes pursuant thereto or the performance under this Dealer Manager Agreement (this "Agreement"), then in any such case the Dealer Manager shall be entitled to withdraw as Dealer Manager without any liability or penalty to the Dealer Manager or any other Indemnified Person (as defined in Section 8 hereof) and without loss of any right to the payment of all expenses payable hereunder. If the Dealer Manager withdraws as Dealer Manager pursuant to this Section 2, the reimbursement for the Dealer Manager's expenses through the date of such withdrawal shall be paid to the Dealer Manager promptly after such date. The Company shall inform the Dealer Manager promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Exchange Offer Material then being used or would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

     3. COMPENSATION AND EXPENSES.

        (a) The Company and the Dealer Manager agree that the compensation (the "FEE") for the Dealer Manager's services as Dealer Manager hereunder will be as set forth in the Engagement Letter, between the Company and the Dealer Manager, dated May 6, 2002 (the "Engagement Letter").

        (b) In addition to the compensation payable under Section 3(a) above, the Company agrees to pay (i) all fees and expenses relating to the filing, preparation, printing, mailing and publishing of the Exchange Offer Material, including but not limited to the Registration Statement and the Prospectus (including all exhibits, amendments and supplements thereto), (ii) all reasonable fees, disbursements and expenses of the Company's counsel and accountants and of the Exchange Agent and the Information Agent (each as defined in Section 4), (iii) all advertisement charges, (iv) all other fees and expenses in connection with the Exchange Offer, including those of any exchange agent, information agent or other person rendering services in connection therewith,
(v) to brokers and dealers (including the Dealer Manager), commercial banks, trust companies and other nominees the amount of their customary mailing and handling expenses incurred in forwarding the Exchange Offer to their customers,
(vi) the cost of preparation, issuance, transfer and delivery of the New Notes, including any transfer, withholding or other taxes payable thereon, (vii) the costs and charges of the New Trustee, (viii) the cost of printing, if any, the Blue Sky memorandum in connection with the Exchange Offer under state securities laws and all expenses in connection with the qualification of the New Notes under such state securities laws, including filing fees and reasonable fees and disbursements of counsel for the Dealer Manager in connection with such qualification and in connection with the Blue Sky memorandum, (ix) any fees charged by rating agencies for the rating of the New Notes, (x) all advertising charges, approved in advance by the Company, in connection with the Exchange Offer, including those of any public relations firm or other person or entity rendering services in connection therewith, and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 3(b). The Company will also reimburse the Dealer Manager for all out-of-pocket expenses reasonably incurred by the Dealer Manager in connection with its services as Dealer Manager; provided, however that any expense over $25,000 must be approved in advance by the Company except for the reasonable fees and expenses of McGuireWoods LLP, as to which the Dealer Manager has provided an estimate and will provide an updated estimate each month (or more frequently as reasonably requested by the Company). The Company shall perform its obligations set forth in this Section 3(b), whether or not the Exchange Offer is consummated, and any payments due hereunder to the Dealer Manager or its counsel, subject to the provisions of the Engagement Letter, shall be paid promptly upon the earlier of (i) the successful completion or termination of the Exchange Offer or (ii) the withdrawal by the Dealer Manager pursuant to Section 2 hereof.

     4. EXCHANGE AGENT AND INFORMATION AGENT. The Company will arrange for HSBC Bank USA to serve as exchange agent (the "EXCHANGE AGENT") in connection with the Exchange Offer and, as such, to advise the Dealer Manager at least daily as to such matters relating to the Exchange Offer as the Dealer Manager may request. The Company shall provide the Dealer Manager or cause the trustee under the Old Indenture and The Depository Trust Company ("DTC") to provide the Dealer Manager with copies of the records or other lists showing the names and addresses of, and principal amounts of Old Notes held by, the holders of Old Notes as of a recent date and shall, from and after such date, use reasonable efforts to cause the Dealer Manager to be advised from day to day during the pendency of the Exchange Offer of any change in the information previously provided. The Company will arrange for D.F. King & Co., Inc. to serve as information agent (the "INFORMATION AGENT") in connection with the Exchange Offer and, as such, to advise the Dealer Manager as to such matters relating to the Exchange Offer as the Dealer Manager may reasonably request and to furnish the Dealer Manager with any written reports concerning any such information as the Dealer Manager may reasonably request.

     5. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS.

        The Company and each Guarantor represents and warrants to the Dealer Manager, and agrees with the Dealer Manager, as follows:

        (a) A registration statement on Form S-4, as amended by Amendment No.1 to such registration statement, (Registration No. 333-90556) (the "INITIAL REGISTRATION STATEMENT") in respect of the New Notes has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Dealer Manager, have been declared effective by the Commission in such form; other than (i) the documents incorporated by reference in the prospectus included therein (which have heretofore been delivered to the Dealer Manager), (ii) the exhibits to the Initial Registration Statement and such documents and (iii) any prospectuses filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "ACT") (which have heretofore been delivered or made available to the Dealer Manager), no other documents with respect to the Initial Registration Statement or documents incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the

Act, is herein called a "PRELIMINARY PROSPECTUS"); the various parts of the Initial Registration Statement, including all exhibits (but excluding the Form T-1), annexes and schedules thereto and including (i) the information contained in a form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 2(b) hereof and (ii) the documents incorporated by reference into the prospectus contained in the Initial Registration Statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, are herein collectively called the "REGISTRATION STATEMENT"; such final prospectus, in the form included in the Registration Statement at the time it became effective or first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the relevant item or items of Form S-4 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference into such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference into the Registration Statement.

        (b) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents when they become effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (c) The Registration Statement conforms, and the Prospectus, any further amendments or supplements to the Registration Statement or the Prospectus and the Exchange Offer Material will conform at the time of filing, in all material respects to the requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the "TRUST INDENTURE ACT"), as applicable, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto and as of the date of first use as to any other Exchange Offer Material, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (d) Neither the Company nor any of its subsidiaries which meets the definition of a significant subsidiary as defined in Rule 1-02 of Regulation S-X (a "SIGNIFICANT SUBSIDIARY") has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any increase in long-term debt of the Company or any of its subsidiaries (other than borrowings under the Credit Agreement, dated May 1, 1998, and any amendments thereto, by and among the Company, the lending institutions named therein and KeyBank National Association (the "Credit Agreement")) or any material adverse change, in the condition, financial or otherwise, or in the earnings, management, financial position, shareholders' equity or results of operations or prospects whether or not arising from transactions in the ordinary course or business, of the Company and its subsidiaries, considered as one entity (a "Material Adverse Change") or any development involving a prospective Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus.

        (e) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to consummate the Exchange Offer in accordance with its terms. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing, could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

        (f) Each of the Significant Subsidiaries and each Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, in the case of each Guarantor, to consummate the Exchange Offer in accordance with its terms. Each of the Significant Subsidiaries and each Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock of each of the Significant Subsidiaries and each Guarantor has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim other than the Credit Agreement.

        (g) The Company and each Guarantor has the corporate power and authority to take, and has taken, all necessary corporate action to authorize (i) the making and consummation of the Exchange Offer, (ii) the Proposed Amendments to the Old Indenture; (iii) the execution, delivery and performance of the New Indenture and the New Notes and (iv) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; and the Company has the corporate power and authority to take, and has taken, all necessary corporate action to authorize the payment for Consents by the Company pursuant to the Exchange Offer; and the Company and each Guarantor has taken or will take all necessary corporate action to authorize any amendments or supplements to, or modification of, the Exchange Offer and the Exchange Offer Materials.

        (h) This Agreement has been duly executed and delivered by, and is a valid and binding agreement of, the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (the "ENFORCEABILITY EXCEPTIONS").

        (i) The supplemental indenture to the Old Indenture, effecting the Proposed Amendments (the "SUPPLEMENTAL INDENTURE"), when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions; and on the date the Company completes the Exchange Offer (the "Closing Date"), the Old Indenture as supplemented by the Supplemental Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

        (j) On or prior to the Closing Date, the New Indenture shall have been duly executed and delivered by the Company and each of the Guarantors and qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery thereof by the New Trustee, will constitute a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, subject to the Enforceability Exceptions.

        (k) The New Notes, when executed, authenticated, issued in accordance with the terms of the New Indenture and delivered to the holders of the Old Notes who tender their Old Notes in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and be entitled to the benefits of the New Indenture; and the guarantees of the New Notes issued by the Guarantors, as of the Closing Date, will be in the respective forms contemplated by the New Indenture, will have been duly authorized by the Guarantors and, when executed, authenticated and issued in accordance with the terms of the New Indenture, upon endorsement of the New Notes by each of the Guarantors and when delivered to the holders of the Old Notes who tender their Old Notes, in accordance with the terms of the Exchange Offer, will constitute valid and binding obligations of each of the Guarantors, enforceable against each Guarantor in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the New Indenture.

        (l) The Old Notes, the Old Indenture, the New Notes, the Guarantees and the New Indenture conform or will conform in all material respects to the respective statements relating thereto contained in the Prospectus.

        (m) Except as otherwise disclosed in the Prospectus as of the date hereof (the "Commencement Date") and except as otherwise disclosed in the Prospectus as amended and supplemented as of the Closing Date, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries (other than dividends paid to the Company or other subsidiaries of the Company) on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock other than regular quarterly dividends payable on the Company's Series D Preferred Stock; and (iv) there has been no material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, considered as one entity, except in each case described in the Prospectus.

        (n) Complete and correct copies of the Exchange Offer Material have been furnished to the Dealer Manager or will be furnished to the Dealer Manager no later than the Commencement Date.

        (o) Ernst & Young LLP (the "INDEPENDENT ACCOUNTANTS"), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included or incorporated by reference in the Exchange Offer Material are independent public or certified public accountants within the meaning of the AICPA Rules of Practice.

        (p) The statements set forth in the Prospectus as amended or supplemented under the caption "Description of the New Notes", insofar as they purport to constitute a summary of the terms of the New Notes, and as set forth under the captions "Risk Factors", "Summary Comparison of the Key Differences between the Old Indenture and the New Indenture", "The Consent Solicitation", "Description of the New Notes" and "Material United States Federal Income Tax Consequences", insofar as they purport to constitute a summary of the provisions of the laws and documents referred to therein, are accurate in all material respects.

        (q) The financial statements, together with the related schedules and notes, included or incorporated by reference in the Exchange Offer Material present fairly in all material respects the consolidated financial position of the Company and its subsidiaries considered as one entity, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.

        (r) All of the outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries and equity interests in any firm, partnership, joint venture or other entities, other than those described in the Prospectus.

        (s) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each such foregoing document being referred to as an "EXISTING INSTRUMENT"), except for such Defaults as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company's and each Guarantor's execution, delivery and performance of this Agreement, the New Indenture, the Supplemental Indenture and any other agreements or documents relating to any of the foregoing, and the exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, and payment for Consents by the Company pursuant to the Exchange Offer, and the consummation of the transactions contemplated hereby and thereby and by the Exchange Offer
Material: (i) will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries; (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except as anticipated by the Exchange Offer, and [the new credit facility] and for such conflicts, breaches, Defaults, liens, charges or encumbrances as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries. As used herein, a "DEBT REPAYMENT TRIGGERING EVENT" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

        (t) No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's or the Guarantor's execution, delivery and performance of this Agreement, the New Indenture, the Supplemental Indenture and any other agreements or documents relating to any of the foregoing, and the exchange of the New Notes for the Old Notes pursuant to the Exchange Offer, payment for Consents by the Company pursuant to the Exchange Offer and the consummation of the transactions contemplated hereby and by the Exchange Offer Material, except such as have been obtained or made by the Company or the Guarantors and are in full force and effect under the Securities Act, applicable state securities laws or applicable blue sky laws.

        (u) On or prior to the Commencement Date, the Company will have made appropriate arrangements, to the extent applicable, with DTC or any other "qualified" securities depositary to allow for the book-entry movement of the tendered notes representing the Old Notes between depositary participants and the Exchange Agent.

        (v) Except as contemplated by this Agreement, the Company has not paid or agreed to pay to any person any compensation for (i) soliciting another to purchase any of the Company's securities or (ii) the solicitation of tenders by holders of the Old Notes pursuant to the Exchange Offer.

        (w) Neither the Company nor any of its subsidiaries nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to
(i) facilitate the Exchange Offer or (ii) encourage tenders by holders of the Old Notes pursuant to the Exchange Offer.

        (x) Other than as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge: (i) threatened against or affecting the Company or any of its subsidiaries; or (ii) which have as the subject thereof any property owned or leased by, the Company or any of its subsidiaries, where in any such case there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and any such action, suit or proceeding, if so determined adversely, could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and by the Exchange Offer Material. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the best of the Company's knowledge, is threatened or imminent.

        (y) The Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights could not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Change.

        (z) The Company and each of its subsidiaries possesses such valid and current certificates, authorizations, permits or licenses issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit or license which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

        (aa) The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements described in the Exchange Offer Material, in each case, except as disclosed in the Prospectus, free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

        (bb) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings and except, where the failure so to file and pay could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements described in the Exchange Offer Material in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

        (cc) The Company is not, and after giving effect to the exchange of the New Notes for the Old Notes will not be, an "investment company" within the meaning of Investment Company Act of 1940, as amended.

        (dd) Each of the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, floods and earthquakes. The Company has no reason to believe that: (i) it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such policies expire; or (ii) it or any of its subsidiaries will not obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that could not reasonably be expected to result in a Material Adverse Change. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

        (ee) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (ff) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any Guarantor has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, "ENVIRONMENTAL CLAIMS"), pending or, to the best of the Company's or any Guarantor's knowledge, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and to the best of the Company's or the Guarantor's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

        (gg) The Company and its subsidiaries and any employee benefit plan (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) (an "Employee Benefit Plan") are in compliance in all material respects with ERISA, and any

Employee Benefit Plan is in compliance in all material respects with the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "CODE"). "ERISA Affiliate" means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that could reasonably be expected to result in a Material Adverse Change. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has any intention to terminate an "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, that if terminated would have any "amount of unfunded benefit liabilities" (as defined under ERISA) that could reasonably be expected to result in a Material Adverse Change. Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be likely to cause the loss of such qualification, except where such failure to be qualified or loss of such qualification could not reasonably be expected to result in a Material Adverse Change.

     Any certificate signed by an officer of the Company or any Guarantor and delivered to the Dealer Manager or to counsel for the Dealer Manager pursuant hereto shall be deemed to be a representation and warranty by the Company or such Guarantor to the Dealer Manager as to the matters set forth therein.

     6. CONDITIONS AND OBLIGATIONS. The obligation of the Dealer Manager to act as a Dealer Manager hereunder shall at all times be subject, in its discretion, to the conditions that:

        (a) All representations and warranties of the Company and each of the Guarantors contained herein or in any certificate or writing delivered hereunder at all times during the Exchange Offer shall be true and correct in all material respects.

        (b) Each of the Company and each Guarantor at all times during the Exchange Offer shall have performed, in all material respects, all of its obligations hereunder required as of such time to have been performed by it.

        (c) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with.

        (d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Exchange Offer Material (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the Dealer Manager's judgment, is material and adverse and that makes it, in the Dealer Manager's judgment, impracticable to market the New Notes on the terms and in the manner contemplated in the Exchange Offer Material.

        (e) On or before the Closing Date, the Company shall have completed the refinancing of the Credit Agreement.

        (f) On the Closing Date, the Dealer Manager shall have received a letter, dated the date of delivery thereof, in form and substance satisfactory to the Dealer Manager, from Ernst & Young LLP containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement.

        (g) On the Closing Date, the Dealer Manager shall have received a certificate, dated the respective date of delivery thereof, signed by an executive officer of the Company, to the effect set forth in Section 6(c) above and further to the effect that the representations and warranties of the Company and each Guarantor set forth in Section 5 of this Agreement are true and correct as of the respective date of delivery thereof and that the Company and each Guarantor have complied with, or received waivers from the Dealer Manager with respect to, all of the agreements and satisfied all of the conditions contained herein on their part to be performed or satisfied hereunder on or before the Commencement Date and the Closing Date, as applicable. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to any proceedings threatened.

        (h) On the Closing Date, the Dealer Manager shall have received the favorable opinion of Kohrman, Jackson & Krantz P.L.L., counsel for the Company and the Guarantors, dated as of the respective date of delivery thereof, substantially in the form of Exhibit A. The opinion of Kohrman Jackson & Krantz P.L.L shall be rendered to the Dealer Manager at the request of the Company and shall so state therein.

        (i) On the Closing Date, the Dealer Manager shall have received the favorable opinion of McGuireWoods LLP, counsel for the Dealer Manager, dated as of the respective date of delivery thereof, with respect to the matters covered in paragraphs of 11, 12, 14 and the last paragraph of the form of opinion contained in Exhibit A as well as such other related matters as the Dealer Manager may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

        (j) On the Closing Date, the Dealer Manager shall be satisfied with the terms and conditions of the New Indenture.

        (k) The Dealer Manager shall have received such other documents and certificates as are reasonably requested by the Dealer Manager or its counsel.

     7. COVENANTS. In further consideration of the Dealer Manager's agreements herein contained, the Company covenants with the Dealer Manager as follows:

        (a) The Company will furnish to the Dealer Manager and to counsel for the Dealer Manager, without charge, as many copies of the Exchange Offer Material and any amendments and supplements thereto as they may reasonably request.

        (b) Prior to amending or supplementing the Exchange Offer Material (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Dealer Manager for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Dealer Manager reasonably object.

        (c) The Company will advise the Dealer Manager promptly of (i) the occurrence of any event which could cause the Company to withdraw or terminate the Exchange Offer or would permit the Company to exercise any right not to exchange the New Notes for the tendered Old Notes, (ii) any proposal or requirement to make, amend or supplement the Exchange Offer Material, (iii) the issuance of any order or the taking of any other action by any administrative or judicial tribunal or other governmental agency or instrumentality which would delay, prevent or adversely affect the Exchange Offer (and, if in writing, will furnish the Dealer Manager a copy thereof), (iv) any Material Adverse Change, or any development involving a prospective Material Adverse Change, in the condition, financial or otherwise, or in the earnings, business and operations of the Company and its subsidiaries, taken as a whole, (v) any material developments in connection with the Exchange Offer, including, without limitation, the commencement of any action, suit or proceeding concerning the Exchange Offer, and (vi) any other information relating to the Exchange Offer which the Dealer Manager may from time to time reasonably request. In the event of the issuance of any order as described in clause (iii), the Company shall promptly use its best efforts to obtain the withdrawal of the same.

        (d) The Company agrees that if any event occurs or condition exists as a result of which the Exchange Offer Material would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Exchange Offer Material are delivered to a holder of the Old Notes, not misleading, or if, in the opinion of the Company, after consultation with the Dealer Manager, it is necessary at any time to amend or supplement the Exchange Offer Material to comply with applicable law, the Company shall immediately notify the Dealer Manager, prepare an amendment or supplement to the Exchange Offer Material that will correct such statement or omission or effect such compliance, and supply such amended or supplemented Exchange Offer Material to the Dealer Manager without charge in such quantities as the Dealer Manager may reasonably request.

        (e) Prior to the Closing Date, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under Section 13 or 15 of the Exchange Act.

        (f) The Company will cooperate with the Dealer Manager and use its best efforts to permit the New Notes to be eligible for clearance and settlement through the facilities of DTC.

        (g) During a period of three years from the effective date of the Registration Statement, the Company shall furnish to the Dealer Manager all such information concerning the business and financial condition of the Company as the Dealer Manager may from time to time reasonably request.

        (h) The Company shall make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act (including, at the Company's option, Rule 158 thereunder).

        (i) Neither the Company nor any entity controlled, directly or indirectly, by the Company shall take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of New Notes in connection with the Exchange Offer.

     8. INDEMNIFICATION. The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless the Dealer Manager and its affiliates and officers, directors, employees, agents and controlling persons (each a "DEALER MANAGER INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Dealer Manager Indemnified Person may become subject arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Material or any of the documents incorporated by reference therein or in any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any breach by the Company of any representation or warranty or failure to comply with any of the agreements of the Company and the Guarantors set forth in this Agreement, (C) any withdrawal, termination, rescission or modification of, or failure to make or consummate, the Exchange Offer or to exchange any of the New Notes for the Old Notes pursuant to the Exchange Offer or (D) the transactions contemplated by this Agreement or the performance by the Dealer Manager hereunder, or any claim, litigation, investigation or proceedings relating to the foregoing ("DEALER MANAGER PROCEEDINGS") regardless of whether any Dealer Manager Indemnified Person is a party thereto, and to reimburse such Dealer Manager Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses in connection with investigating or defending any of the foregoing; provided that the foregoing indemnification will not, as to any Dealer Manager Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent that they have resulted from the gross negligence or willful misconduct of any Dealer Manager Indemnified Person or from an untrue statement of a material fact or omission to state a material fact in the information furnished by the Dealer Manager in writing for inclusion in the Exchange

Offer Material. This indemnity agreement shall be in addition to any liability which the Company or any Guarantor may otherwise have.

     The Company and the Guarantors shall not be liable for any settlement of any lawsuit, claim or proceeding effected without their written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, the Company and each of the Guarantors, jointly and severally, agree, subject to the provisions of this Section 8, to indemnify the Dealer Manager Indemnified Person from and against any loss, damage or liability by reason of such settlement.

     The Dealer Manager agrees to indemnify and hold harmless each of the Company and the Guarantors and their affiliates and officers, directors, employees, agents and controlling persons (each a "COMPANY INDEMNIFIED PERSON") from and against any and all losses, claims, damages, liabilities and reasonable expenses, joint or several, to which any such Company Indemnified Person may become subject arising out of or based upon the transactions contemplated by this Agreement or the performance by the Company hereunder, or any claim, litigation, investigation or proceedings relating to the foregoing ("Company Proceedings") regardless of whether any Company Indemnified Person is a party thereto, and to reimburse such Company Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating or defending any of the foregoing, but only to the extent such losses, claims, damages, liabilities or expenses have resulted from or arise out of (x) the gross negligence or willful misconduct of the Dealer Manager or (y) an untrue statement of a material fact or omission to state a material fact in the information furnished by the Dealer Manager in writing for inclusion in the Exchange Offer Materials. The Company acknowledges that such information in clause (y) above refers solely to (i) the identity, address and phone number of the Dealer Manager appearing on the cover page and the back cover page of the Offering Memorandum and (ii) the statement set forth in the last paragraph under the caption "The Exchange Offer - Dealer Manager." The terms "Dealer Manager Indemnified Person" and "Company Indemnified Person" are herein collectively referred to as an "Indemnified Person" and the terms "Dealer Manager Proceedings" and "Company Proceedings" are herein collectively referred to as "Proceedings."

     The Dealer Manager shall not be liable for any settlement of any lawsuit, claim or proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent, the Dealer Manager agrees, subject to the provisions of this Section 8, to indemnify the Company Indemnified Person from and against any loss, damage or liability by reason of such settlement.

     Promptly after receipt by an Indemnified Person of notice of the commencement of any Proceedings, such Indemnified Person will, if a claim in respect thereof is to be made against the Dealer Manager, the Company or any Guarantor, as the case may be, as indemnifying party (the "INDEMNIFYING PARTY") for indemnification hereunder, notify such Indemnifying Party in writing of the commencement thereof; provided that (i) the omission so to notify the Indemnifying Party will not relieve any Indemnifying Party from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify such Indemnifying Party will not relieve it from any liability which it may have to such Indemnified

Person otherwise than on account of this indemnity agreement. In case any such Proceedings are brought against any Indemnified Person and it notifies the applicable Indemnifying Party of the commencement thereof, such Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided that if the defendants in any such Proceeding include both such Indemnified Person and the Indemnifying Party and counsel to such Indemnified Person shall have reasonably concluded that there may be legal defenses available to such Indemnified Person which are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Proceedings on behalf of such Indemnified Person. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense of such Proceedings and approval by such Indemnified Person of counsel, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) such Indemnified Person shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel, approved by the Indemnifying Party, representing the Indemnified Persons who are parties to such Proceedings), (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Proceedings or (iii) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The Indemnifying Party shall not effect, without the prior written consent of the Indemnified Person, any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release from the party bringing such proceeding of such Indemnified Person and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

     If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then the applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Indemnified Person on the other hand, but also the relative fault of Indemnifying Party on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relevant benefits to the Company (including its affiliates, officers, directors, employees, agents and controlling persons) on the one hand and the Dealer Manager (including its affiliates, officers, directors employees, agents and controlling persons) on the other hand shall be deemed to be in the same proportion as (i) the aggregate principal amount of the New Notes outstanding bears to (ii) the fee paid or proposed to be paid to the Dealer Manager pursuant to Section 3(a) of this Agreement. The relative fault of the Indemnifying Party on the one hand and the Indemnified Person on the other hand relating to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Indemnifying Party and its affiliates or the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The indemnity, reimbursement and contribution obligations of an Indemnifying Party under this Section 8 shall be in addition to any liability which such Indemnifying Party may otherwise have to an Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of such Indemnifying Party and any such Indemnified Person. Notwithstanding the foregoing, in no event shall the Dealer Manager be liable under the foregoing indemnity, reimbursement and contribution provisions in an amount in excess of the fees actually received by the Dealer Manager in connection with the Agreement.

     9. CONFIDENTIALITY. The Dealer Manager shall use all information provided to it by or on behalf of the Company hereunder solely for the purpose of providing the services which are the subject of this Agreement and the transactions contemplated hereby and shall treat confidentially all such information; provided that nothing herein shall prevent the Dealer Manager from disclosing any such information (i) pursuant to the order of any court or administrative or similar proceeding, (ii) upon the request of any regulatory authority having jurisdiction over the Dealer Manager or any of its affiliates,
(iii) to the extent that such information becomes publicly available other than by reason of disclosure by the Dealer Manager and (iv) to its employees, legal counsel, independent auditors and other experts or agents who need to know such information and are informed of the confidential nature of such information. The Dealer Manager shall be responsible for compliance by any such disclosee with this Section 9. With respect to clause (i) or (ii) above, prior to making any such disclosure, the Dealer Manager shall promptly notify the Company of such order or request and use commercially reasonable efforts to cooperate with the Company, at the Company's expense, in seeking a protective order or taking such action as the Company may reasonably request consistent with applicable law.

     10. SURVIVAL. The agreements contained in Sections 3, 8, 9 and 11 hereof and the representations and warranties of the Company and the Guarantor set forth in Section 5 hereof shall remain operative and in full force and effect, regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of the Company or any an Indemnified Person and (iii) any withdrawal by the Dealer Manager pursuant to
Section 2 hereof.

     11. NO LIABILITY FOR ACTS OF DEALERS, BANKS AND TRUST COMPANIES. The Dealer Manager shall have no liability to the Company or any other person for any losses, claims, damages, liabilities and expenses (each a "Loss" and collectively, the "LOSSES") arising from any act or omission on the part of any broker or dealer in securities (a "DEALER") or any bank or trust company, or any other person, and neither the Dealer Manager nor any of its affiliates shall be liable for any Losses arising from its own acts or omissions in performing its obligations as Dealer Manager or as a Dealer hereunder or otherwise in connection with the Exchange Offer, except as expressly set forth in Section 8 and for any such Losses which are finally judicially determined to have resulted from the Dealer Manager's gross negligence or willful misconduct (it being understood that any such liability of any Dealer Manager shall be several and not joint). In soliciting or obtaining tenders of Old Notes or delivery of Consents, no Dealer, bank or trust company shall be deemed to be acting as the agent of the Company or any of its affiliates, and the Dealer Manager shall be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of the Company or any of its affiliates, equity holders, creditors or of any other person. In soliciting or obtaining tenders of Old Notes or delivery of Consents, the Dealer Manager shall not be nor shall the Dealer Manager be deemed for any purpose to act as partners or joint venturers of or members of a syndicate or group with the Company or any of its affiliates in connection with the Exchange Offer or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as the Dealer Manager's agents. The Company shall have sole authority for the acceptance or rejection of any and all tenders of Old Notes or deliveries of Consents.

     12. GOVERNING LAW; JURISDICTION; JUDGMENT CURRENCY. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed wholly within the State of New York. Any litigation based hereon, or arising out of, or in connection with this Agreement, the Exchange Offer or any related matter shall be brought and maintained exclusively in the courts of the State of New York and the Company hereby expressly and irrevocably submits to the jurisdiction of such courts. All judgments arising from such litigation or settlements related thereto shall be paid in United States Dollars.

     13. NOTICES. Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given to
(i) the Company or any Guarantor, such notice shall be in writing addressed to Hawk Corporation, Attention: Ronald E. Weinberg, Chief Executive Officer, facsimile number: 216-861-4546 with a copy to Marc C. Krantz, Esq., Kohrman Jackson & Krantz P.L.L., facsimile number: 216-621-6536 and (ii) the Dealer Manager, such notice shall be in writing addressed to Banc of America Securities LLC, Bank of America Corporate Center, 100 North Tryon Street, Seventh Floor, Charlotte, North Carolina 28255, facsimile number: (704) 388-0830, Attention:
Andrew Karp.

     14. MISCELLANEOUS. This Agreement and the Engagement Letter contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement.

        (a) This Agreement is solely for the benefit of the Company, the Guarantors and the Dealer Manager, and no other person (except for a Indemnified Persons, to the extent set forth in Section 8 hereof) shall acquire or have any rights under or by virtue of this Agreement.

        (b) The Dealer Manager may (subject to Section 9 hereof) share any information or matters relating to the Company, the Guarantors or the Exchange Offer, and the transactions contemplated hereby with its affiliates, and such affiliates may likewise share information relating to the Company with the Dealer Manager; PROVIDED, however, that the Dealer Manager will not, and will ensure its employees and affiliates do not, share any such information with any of its or its affiliates' employees on the public side of the Dealer Manager's information wall. The Dealer Manager shall be responsible for compliance by its affiliates with Section 9 and this
Section 14(b) hereof.

        (c) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company and the Dealer Manager shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

        (d) This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.

        Please indicate Banc of America Securities LLC's willingness to act as Dealer Manager on the terms set forth herein and its acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to the Company a copy of this letter, whereupon this letter shall constitute a binding agreement between the Company and Banc of America Securities LLC.


                                        Very truly yours,

                                        HAWK CORPORATION, for itself and each
                                        of the Guarantors

                                        By:________________________________
                                           Name:
                                           Title:


Accepted and agreed to as of the date
first written above:

BANC OF AMERICA SECURITIES LLC


By:________________________________
   Name: Andrew C. Karp
   Title: Managing Director